CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the following registration statements of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1), relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.), appearing in this Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2005.

Form S-3 Registration No.
333-130704
333-130703
333-130699

DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 23, 2006